SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, DC 20549

                         ---------------

                             FORM 8-K

                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported)
                        February 23, 1996



                  J.P. MORGAN & CO. INCORPORATED
        (Exact Name of Registrant as Specified in Charter)



    Delaware                    33-64193                   13-2625764
(State or Other             (Commission File              (IRS Employer
Jurisdiction of                  Number)                 Identification
 Incorporation)                                               No.)




60 Wall Street, New York, New York             10260-0060
(Address of Principal Executive Offices)       (Zip Code)


        Registrant's telephone number, including area code
                          (212) 483-2323



                               N/A
            (Former Name or Former Address, if Changed
                        Since Last Report)


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Item 5.   Other Events

          J.P. Morgan & Co. Incorporated (the "Company") and First Trust of New York, National Association, as Trustee (the "Trustee"), will execute and deliver the Second Supplemental Indenture, to be dated as of February 27, 1996 (a form of which is filed herewith), to the Indenture, dated as of August 15, 1982, as amended by supplemental indentures, including a First Supplemental Indenture, dated as of May 5, 1986.

          Pursuant to such Supplemental Indenture, the Company has issued a series of 4.50% Exchangeable Notes Due February 27, 1996 (the "Gannett MEDS"), the principal amount of which at Maturity are mandatorily exchangeable into the common stock of Gannett Co., Inc. In connection with such issuance, Margaret M. Foran, Vice President and Assistant General Counsel of the Company, is providing the attached opinion. Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

          (c)  Exhibits.

            (4)(a) Form of Second Supplemental Indenture, to be dated as of February 27, 1996, to Indenture, dated as of August 15, 1982, as amended by supplemental indentures, including a First Supplemental Indenture, dated as of May 5, 1986, between J.P. Morgan & Co. Incorporated and First Trust of New York, National Association, as Trustee.

            (5) Opinion of Margaret M. Foran, Vice President and Assistant General Counsel of J.P. Morgan
                    & Co. Incorporated.


                            SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 23, 1996


                                 J.P. MORGAN & CO. INCORPORATED

                                 By:    /s/Margaret M. Foran
                                    ----------------------------
                                    Name:  Margaret M. Foran
                                    Title: Vice President and
                                           Assistant General
                                           Counsel

                        INDEX TO EXHIBITS

         (4)(a) Form of Second Supplemental Indenture, to be dated as of February 27, 1996, to Indenture, dated as of August 15, 1982, as amended by supplemental indentures, including a First Supplemental Indenture, dated as of May 5, 1986, between J.P. Morgan & Co. Incorporated and First Trust of New York, National Association, as Trustee.

         (5) Opinion of Margaret M. Foran, Vice President and Assistant General Counsel of J.P. Morgan
                   & Co. Incorporated.